Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Year 2017

GAAP Net revenue grew 26% to $1.780 billion

GAAP Net income increased to $0.72 per diluted share

Net cash provided by operating activities grew 27% to $331.4 million

Bookings grew 19% to $1.796 billion

New York, NY — May 23, 2017 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fourth quarter and fiscal year 2017, ended March 31, 2017, and provided its initial financial outlook for its first quarter and fiscal year 2018.

Fiscal Fourth Quarter 2017 GAAP Financial Highlights

Net revenue grew 52% to $571.6 million, as compared to $377.2 million in last year’s fiscal fourth quarter.  The largest contributors to net revenue in fiscal fourth quarter 2017 were Mafia III, Grand Theft Auto V® and Grand Theft Auto Online, NBA® 2K17, WWE® 2K17, and Sid Meier’s Civilization® VI.

Digitally-delivered net revenue grew 43% to $278.7 million, as compared to $194.8 million in last year’s fiscal fourth quarter.  Recurrent consumer spending (virtual currency, downloadable add-on content and microtransactions) accounted for 50% of digitally-delivered net revenue, or 24% of total net revenue.  The largest contributors to digitally-delivered net revenue in fiscal fourth quarter 2017 were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K17, Mafia III, Sid Meier’s Civilization VI and XCOM® 2.

Net income increased to $99.3 million, or $0.89 per diluted share, as compared to $46.4 million, or $0.48 per diluted share, for the year-ago period.

The following data, together with a management reporting tax rate of 22%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended March 31, 2017
		Financial Data
	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Non-cash amortization of discount on Convertible Notes	Acquisition- related expenses	Amortization of intangible assets

Net revenue	$571,556	(164,429)
Cost of goods sold	314,900	(118,285)	(5,083)			(2,630)

Gross profit	256,656	(46,144)	5,083			2,630

Total operating expenses	145,153		(21,375)		(1,598)	(2,564)

Income from operations	111,503	(46,144)	26,458		1,598	5,194
Interest and other, net	(392)			3,351
Income before income taxes	111,111	(46,144)	26,458	3,351	1,598	5,194

Earnings per share
Diluted	0.89

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 117.2 million and adds back to net income interest expense, net of tax, on the convertible notes of $0.5 million.

Fiscal Fourth Quarter Operational Metric - Bookings

Total Bookings grew 14% to $370.6 million, as compared to $324.4 million during last year’s fiscal fourth quarter.  The largest contributors to Bookings were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K17, WWE 2K17, and Sid Meier’s Civilization VI.  Catalog accounted for $216.8 million of Bookings led by Grand Theft Auto.  Digitally-delivered Bookings grew 28% to $267.4 million, as compared to $209.5 million in last year’s fiscal fourth quarter, led by Grand Theft Auto V and Grand Theft Auto Online, NBA 2K17, WWE SuperCard and WWE 2K17, and Sid Meier’s Civilization VI.  Bookings from recurrent consumer spending grew 64% year-over-year and accounted for 70% of digitally-delivered Bookings, or 50% of total Bookings.

Fiscal Year 2017 GAAP Financial Highlights

Net revenue grew 26% to $1.780 billion, as compared to $1.414 billion in fiscal year 2016.  The largest contributors to net revenue in fiscal year 2017 were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K16 and NBA 2K17, Mafia III, WWE 2K17, and Sid Meier’s Civilization VI.

Digitally-delivered net revenue grew 32% to $921.7 million, as compared to $697.7 million in fiscal year 2016.  Recurrent consumer spending accounted for 50% of digitally-delivered net revenue, or 26% of total net revenue.  The largest contributors to digitally-delivered net revenue in fiscal year 2017 were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K16 and NBA 2K17, Sid Meier’s Civilization VI, WWE SuperCard and WWE 2K17, and Mafia III.

Net income increased to $67.3 million, or $0.72 per diluted share, as compared to net loss of $8.3 million, or $0.10 per diluted share, in fiscal year 2016.

Net cash provided by operating activities grew 27% to $331.4 million.  As of March 31, 2017, the Company had cash and short-term investments of $1.392 billion.

The following data, together with a management reporting tax rate of 22%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2017
		Financial Data
	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Non-cash amortization of discount on Convertible Notes	Acquisition- related expenses	Amortization of intangible assets	Gain on long-term investments

Net revenue	$1,779,748	124,198
Cost of goods sold	1,022,959	3,994	(21,056)			(2,630)

Gross profit	756,789	120,204	21,056			2,630

Total operating expenses	665,484		(60,823)		(1,916)	(2,564)

Income from operations	91,305	120,204	81,879		1,916	5,194
Interest and other, net	(15,690)			21,254
Gain on long-term investments, net	1,350						(1,350)
Income before income taxes	76,965	120,204	81,879	21,254	1,916	5,194	(1,350)

Earnings per share
Diluted	$0.72

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 115.9 million and adds back to net income interest expense, net of tax, on the convertible notes of $4.7 million.

Fiscal Year 2017 Operational Metric - Bookings

Total Bookings grew 19% to $1.796 billion, as compared to $1.507 billion in fiscal year 2016.  The largest contributors to Bookings were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K17 and NBA 2K16, Mafia III, WWE 2K17, and Sid Meier’s Civilization VI.  Digitally-delivered Bookings grew 25% to $987.2 million, as compared to $790.1 million in fiscal year 2016, led by Grand Theft Auto V and Grand Theft Auto Online, NBA 2K17, Sid Meier’s Civilization VI, WWE SuperCard and WWE 2K17, and Mafia III.  Bookings from recurrent consumer spending grew 52% year-over-year and accounted for 57% of digitally-delivered Bookings, or 32% of total Bookings.

New Operational Metric — Net Sales

Starting with its financial outlook for the first quarter ending June 30, 2017, Take-Two will replace Bookings with Net Sales as an operational metric.  The Company is making this change in order to increase transparency and to be consistent with operational metrics provided by peers.  Net Sales is defined as the net amount of products and services sold digitally or sold-in physically during the period.  Unlike Bookings, Net Sales includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

Management Comments

“Consumer demand for our entertainment offerings remained exceedingly strong in the fourth quarter, finishing-off another outstanding year for our organization,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “During fiscal 2017, we delivered Bookings and cash provided by operating activities that significantly exceeded our original expectations, along with revenue growth and margin expansion.  These results were driven by the continued extraordinary performance of Grand Theft Auto V and Grand Theft Auto Online, a diverse array of exciting titles from 2K, and record digitally-delivered revenue and Bookings, including our highest-ever from recurrent consumer spending.  We invested our capital to grow and diversify our business further, including by acquiring Social Point, a leading free-to-play mobile game developer.

“As announced yesterday, Rockstar Games has decided to move the release of Red Dead Redemption 2 to Spring 2018.  As Rockstar stated, Red Dead Redemption 2 will be their first game created from the ground up for the latest generation of console hardware, and some extra time is necessary to ensure that they deliver the best experience possible.  Such decisions are not made lightly, and are driven by our team’s unwavering commitment to unparalleled quality.

“That said, we still expect fiscal 2018 to be a year of strong earnings and cash provided by operating activities for Take-Two, despite an unusually light release slate, driven by new releases of NBA 2K and WWE 2K, our robust catalog led by Grand Theft Auto, and innovative offerings designed to drive engagement and recurrent consumer spending.  Looking ahead to fiscal 2019, we expect to deliver both record Net Sales and record net cash provided by operating activities, in excess of $2.5 billion and $700 million, respectively, led by the launches of Rockstar Games’ Red Dead Redemption 2 and a highly anticipated new title from one of 2K’s biggest franchises.”

Business and Product Highlights

Since January 1, 2017:

Take-Two:

•                  Expanded its relationship with the NBA through the creation of the NBA 2K eSports League, a new, professional competitive gaming league.  Set to debut in 2018, this groundbreaking competitive gaming league is jointly owned by Take-Two and the NBA, and will consist of teams operated by actual NBA franchises.  The NBA 2K eSports League will follow a professional sports league format: competing head-to-head throughout a regular season, participating in a bracketed playoff system, and concluding with a championship matchup.

•                  Broadened the skills of its Board of Directors through the appointment of LaVerne Srinivasan to the Board and to its Corporate Governance Committee.  Ms. Srinivasan is Vice President of the National Program and Program Director for Education at the Carnegie Corporation of New York.  Prior to her current position, she worked at various educational technology, urban district change, and non-profit education reform companies.  From 1993 through 2003, she served in various roles at BMG Entertainment, including Senior Vice President and General Counsel.  Ms. Srinivasan holds an A.B. in sociology from Harvard College and a J.D. from Harvard Law School.

•                  Acquired privately-held Social Point S.L. for $250 million, comprised of $175 million in cash and 1,480,168 unregistered shares of Take-Two common stock (calculated by dividing $75 million by the average closing price per share on the Nasdaq Global Select Market during the thirty trading day period ending on January 26, 2017), plus potential earn-out consideration of up to an aggregate of $25.9 million in cash and shares of Take-Two common stock.  The cash portion was funded from Take-Two’s cash on hand.  Founded in 2008 and headquartered in Barcelona, Spain, Social Point is a highly-successful free-to-play mobile game developer that focuses on delivering high-quality, deeply-engaging entertainment experiences.  The transaction is expected to be accretive to net income per share, excluding transaction costs and amortization of intangible assets, in fiscal year 2018.

Rockstar Games:

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  Cunning Stunts Special Vehicle Circuit Update, which features new vehicles and race types, as well as adding Props and psychedelic Stunt Tubes to the Stunt Race Creator;

•                  Land Grab, which allows teams to battle across seven new maps to control territory in an unforgiving cyberspace;

•                  Tiny Racers, an all-new retro-styled Adversary Mode, which pits players against each other on special tracks made for vehicular combat with a shifting bird’s eye perspective in the spirit of classic Grand Theft Auto titles.

•                  Made Grand Theft Auto IV and Grand Theft Auto: Episodes from Liberty City available as part of Microsoft’s Xbox One Backwards Compatibility program, enabling owners of the Xbox 360 versions of Grand Theft Auto IV (including The Complete Edition), Grand Theft Auto: Episodes from Liberty City, Grand Theft Auto: The Lost and Damned and Grand Theft Auto: The Ballad of Gay Tony to play these games on Xbox One. In addition, Grand Theft Auto IV and Grand Theft Auto: Episodes from Liberty City are now available for purchase through digital download from the Games Store on Xbox One.

•                  Announced that Red Dead Redemption 2® is now planned for release worldwide in Spring 2018 (fiscal year 2019) for PlayStation4 and Xbox One.

2K:

•                  Launched WWE 2K17 for the PC, and released the title’s supporting Future Stars Pack and Hall of Fame Showcase downloadable add-on content.  Developed collaboratively by Yuke’s and Visual Concepts, WWE 2K17 has sold-in approximately 3 million units to date.

•                  Announced that NBA 2K will feature Hall of Famer Shaquille O’Neal on the cover of the NBA 2K18 Legend Edition. This special edition will place a spotlight on “The Big Aristotle” with special Shaq-

themed memorabilia and content, extending his legacy as the most dominant center in NBA history. NBA 2K18 will be available for PlayStation®4 system and PlayStation®3 computer entertainment system, Xbox One and Xbox 360, Nintendo Switch, and Windows PC platforms on September 19, 2017.

•                  Released the Australia Civilization & Scenario Pack and the Persia & Macedon Civilization & Scenario Pack for Sid Meier’s Civilization VI.  Developed by Firaxis Games, Sid Meier’s Civilization VI received stellar reviews and is the fastest-selling release in the history of the series, with sell-in of nearly 2 million units to date.  The title will be supported with additional free and paid downloadable add-on content.

•                  Released the Faster Baby! downloadable add-on pack for Mafia III. Developed by Hangar 13, Mafia III will also be supported with the Stones Unturned and Sign of the Times add-on packs that are planned for release during summer 2017.

•                  Released WWE SuperCard - Season 3 Update #3 for iOS and Android devices.  Developed by Cat Daddy Games, Update #3 is a free update to WWE SuperCard, the popular WWE collectible card-battling game, which has now been downloaded more than 14 million times.

Financial Outlook for Fiscal 2018

Take-Two is providing its initial financial outlook for its fiscal first quarter ending June 30, 2017 and its fiscal year ending March 31, 2018.

First Quarter Ending June 30, 2017

•                  GAAP net revenue is expected to range from $390 to $440 million

•                  GAAP net income is expected to range from $74 to $85 million

•                  GAAP diluted net income per share is expected to range from $0.65 to $0.75

•                  Share count used to calculate diluted net income per share is expected to be 119.0 million (1)

•                  Net Sales (operational metric) are expected to range from $240 to $290 million

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended June 30, 2017
		Financial Data
$ in millions	GAAP Outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Non-cash amortization of discount on Convertible Notes	Amortization of Intangible Assets	Reorganization

Net revenue	$390 to $440	$(150)

Cost of goods sold	$147 to $175	$(45)	$(3)		$(4)	$(3)

Operating Expenses	$160 to $170		$(23)		$(4)	$(4)
Interest and other, net	$3			$(3)
Income (loss) before income taxes	$80 to $93	$(105)	$26	$3	$8	$7

Fiscal Year Ending March 31, 2018

•                  GAAP net revenue is expected to range from $1.95 to $2.05 billion

•                  GAAP net income is expected to range from $504 to $540 million

•                  GAAP diluted net income per share is expected to range from $4.35 to $4.65

•                  Share count used to calculate diluted net income per share is expected to be 119.7 million (4)

•                  Net cash provided by operating activities is expected to be approximately $150 million

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Sales (operational metric) are expected to range from $1.42 to $1.52 billion

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2018
		Financial Data
$ in millions	GAAP Outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Non-cash amortization of discount on Convertible Notes	Amortization of Intangible Assets	Reorganization

Net revenue	$1,950 to $2,050	$(533)

Cost of goods sold	$671 to $712	$(60)	$(13)		$(17)	$(3)

Operating Expenses	$720 to $740		$(70)		$(15)	$(4)
Interest and other, net	$10			$(14)
Income (loss) before income taxes	$549 to $588	$(473)	$83	$14	$32	$7

(1)         Includes 105.8 million basic shares, 1.2 million participating shares and 12.0 million shares representing the potential dilution from convertible notes.  The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $0.6 million.

(2)         The individual components of the financial outlook may not foot to the totals as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.9 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(4)         Includes 106.8 million basic shares, 0.9 million participating shares and 12.0 million shares representing the potential dilution from convertible notes.  The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $2.2 million.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2017:

Label	Title	Platforms	Release Date
2K	WWE 2K17: Future Stars Pack (DLC)	PS4, PS3, Xbox One, Xbox 360	January 17, 2017
2K	WWE 2K17	PC	February 7, 2017
2K	WWE 2K17: Hall of Fame Showcase (DLC)	PS4, PS3, Xbox One, Xbox 360	February 21, 2017
2K	Sid Meier’s Civilization VI: Australia Civilization & Scenario Pack (DLC)	PC	February 23, 2017
2K	Sid Meier’s Civilization VI: Persia & Macedon Civilization & Scenario Pack (DLC)	PC	March 23, 2017
2K	Mafia III: Faster Baby! (DLC)	PS4, Xbox One, PC	March 28, 2017

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	Mafia III: Stones Unturned (DLC)	PS4, Xbox One, PC	May 30, 2017
2K	Mafia III: Sign of the Times (DLC)	PS4, Xbox One, PC	Summer 2017
2K	NBA 2K18	PS4, PS3, Xbox One, Xbox 360, Switch, PC	September 19, 2017
2K	WWE 2K18	TBA	Fall 2017
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	Spring 2018

Conference Call

Take-Two will host a conference call today at 8:00 a.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10-K for the period ended March 31, 2017.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its two wholly-owned labels Rockstar Games and 2K. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2017	2016	2017	2016

Net revenue	$571,556	$377,206	$1,779,748	$1,413,698

Cost of goods sold:
Internal royalties	90,071	72,552	330,782	328,610
Software development costs and royalties	116,922	71,352	335,675	223,512
Product costs	85,787	46,554	255,914	200,206
Licenses	22,120	18,999	100,588	61,545
Total cost of goods sold	314,900	209,457	1,022,959	813,873

Gross profit	256,656	167,749	756,789	599,825

Selling and marketing	38,312	38,020	285,453	198,309
General and administrative	62,042	44,395	211,409	192,452
Research and development	36,421	33,308	137,915	119,807
Business reorganization	—	113	—	71,285
Depreciation and amortization	8,378	7,338	30,707	28,800
Total operating expenses	145,153	123,174	665,484	610,653
Income (loss) from operations	111,503	44,575	91,305	(10,828)
Interest and other, net	(392)	(6,257)	(15,690)	(30,205)
Gain on long-term investments, net	—	2,683	1,350	2,683
Income (loss) before income taxes	111,111	41,001	76,965	(38,350)
Provision for (benefit from) income taxes	11,831	(5,398)	9,662	(30,048)
Net income (loss)	$99,280	$46,399	$67,303	$(8,302)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.97	$0.54	$0.73	$(0.10)

Diluted earnings (loss) per share	$0.89	$0.48	0.72	$(0.10)

Weighted average shares outstanding:
Basic	100,490	86,375	90,180	83,417
Diluted	117,245	114,496	94,073	83,417

Computation of Basic and Diluted EPS:
Net income (loss)	$99,280	$46,399	$67,303	$(8,302)
Less: net income allocated to participating securities	(1,370)	(1,447)	(1,275)	—
Net loss for basic and diluted EPS calculation	$97,910	$44,952	$66,028	$(8,302)

Weighted average shares outstanding - basic	101,896	86,375	$91,921	83,417
Less: weighted average participating shares outstanding	(1,406)	(2,694)	(1,741)	—
Weighted average common shares outstanding - basic	100,490	83,681	90,180	83,417

Basic earnings (loss) per share	$0.97	$0.54	$0.73	$(0.10)

Computation of Diluted EPS:
Net income (loss)	$99,280	$46,399	$67,303	$(8,302)
Less: net income allocated to participating securities	(1,191)	(1,092)	(1,246)	—
Add: interest expense, net of tax, on Convertible Notes	4,980	8,172	—	—
Net income (loss) for diluted EPS calculation	$103,069	$53,479	$66,057	$(8,302)

Weighted average common shares outstanding - basic	101,896	86,375	91,921	83,417
Add: dilutive effect of common stock equivalents	15,349	28,121	2,152	—
Total weighted average shares outstanding - diluted	117,245	114,496	94,073	83,417
Less: weighted average participating shares outstanding	(1,406)	(2,694)	(1,741)	—
Weighted average common shares outstanding - diluted	115,839	111,802	92,332	83,417

Diluted earnings (loss) per share	$0.89	$0.48	$0.72	$(0.10)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$943,396	$798,742
Short-term investments	448,932	470,820
Restricted cash	337,818	261,169
Accounts receivable, net of allowances of $66,483 and $45,552 at March 31, 2017 and 2016,
respectively	219,558	168,527
Inventory	16,323	15,888
Software development costs and licenses	41,721	178,387
Deferred cost of goods sold	127,901	98,474
Prepaid expenses and other	59,593	53,269
Total current assets	2,195,242	2,045,276

Fixed assets, net	67,300	77,127
Software development costs and licenses, net of current portion	381,910	214,831
Deferred cost of goods sold, net of current portion	—	17,915
Goodwill	359,115	217,080
Other intangibles, net	110,262	4,609
Other assets	35,325	13,439
Total assets	$3,149,154	$2,590,277

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,892	$30,448
Accrued expenses and other current liabilities	750,875	607,479
Deferred revenue	903,125	582,484
Total current liabilities	1,685,892	1,220,411

Long-term debt	251,929	497,935
Non-current deferred revenue	10,406	216,319
Other long-term liabilities	197,199	74,227
Total liabilities	2,145,426	2,008,892

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 119,813 and 103,765 shares
issued and 102,621 and 86,573 outstanding at March 31, 2017 and 2016, respectively	1,198	1,038
Additional paid-in capital	1,452,754	1,088,628
Treasury stock, at cost; 17,192 common shares at March 31, 2017 and 2016, respectively	(303,388)	(303,388)
Accumulated deficit	(99,694)	(166,997)
Accumulated other comprehensive loss	(47,142)	(37,896)
Total stockholders’ equity	1,003,728	581,385
Total liabilities and stockholders’ equity	$3,149,154	$2,590,277

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended March 31,
	2017	2016

Operating activities:
Net income (loss)	$67,303	$(8,302)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	221,911	134,472
Depreciation and amortization	30,707	28,800
Amortization and impairment of intellectual property	6,738	160
Stock-based compensation	81,879	69,996
Deferred income taxes	3,020	(270)
Amortization of discount on Convertible Notes	21,222	23,457
Amortization of debt issuance costs	1,227	1,567
Gain on of long-term investments, net	(1,350)	(2,683)
Other, net	(3,410)	2,588
Changes in assets and liabilities:
Restricted cash	(76,474)	(91,491)
Accounts receivable	(41,956)	49,348
Inventory	(4,942)	3,809
Software development costs and licenses	(252,951)	(219,217)
Prepaid expenses, other current and other non-current assets	(22,155)	(12,272)
Deferred revenue	126,285	152,325
Deferred cost of goods sold	(14,969)	(41,144)
Accounts payable, accrued expenses and other liabilities	189,344	170,162
Net cash provided by operating activities	331,429	261,305

Investing activities:
Change in bank time deposits	89,076	(182,383)
Proceeds from available-for-sale securities	155,936	43,314
Purchases of available-for-sale securities	(195,733)	(150,501)
Purchases of commercial paper	(25,938)	—
Business acquisitions, net of cash acquired	(130,669)	—
Purchases of fixed assets	(21,167)	(37,280)
Proceeds from sale of long-term investments	1,350	2,683
Purchase of long-term investments	(1,885)	—
Other	—	(349)
Net cash used in investing activities	(129,030)	(324,516)

Financing activities:
Excess tax benefit from stock-based compensation	1,990	1,421
Tax payment related to net share settlements on restricted stock awards	(51,762)	(22,916)
Repurchase of common stock	—	(26,552)
Net cash used in financing activities	(49,772)	(48,047)

Effects of foreign exchange rates on cash and cash equivalents	(7,973)	(1,120)

Net increase (decrease) in cash and cash equivalents	144,654	(112,378)
Cash and cash equivalents, beginning of year	798,742	911,120
Cash and cash equivalents, end of period	$943,396	$798,742

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
	Amount	% of Total	Amount	% of Total

Net Revenues by Geographic Region
United States	$296,040	52%	$196,037	52%
International	275,516	48%	181,169	48%
Total net revenues	571,556	100%	377,206	100%

Change in Deferred Net Revenues
United States	$(56,680)		$(4,159)
International	(107,749)		(30,535)
Total changes in deferred net revenues	(164,429)		(34,694)

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
	Amount	% of Total	Amount	% of Total

Net Revenues by Distribution Channel
Digital online	$278,683	49%	$194,798	52%
Physical retail and other	292,873	51%	182,408	48%
Total net revenues	571,556	100%	377,206	100%

Change in Deferred Net Revenues
Digital online	$19,802		$31,829
Physical retail and other	(184,231)		(66,523)
Total changes in deferred net revenues	(164,429)		(34,694)

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
	Amount	% of Total	Amount	% of Total
Net Revenues by Platform Mix
Console	$479,958	84%	$288,785	77%
PC and other	91,598	16%	88,421	23%
Total net revenues	571,556	100%	377,206	100%

Change in Deferred Net Revenues
Console	$(161,310)		$(30,253)
PC and other	(3,119)		(4,441)
Total changes in deferred net revenues	(164,429)		(34,694)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Twelve Months Ended March 31, 2017		Twelve Months Ended March 31, 2016
	Amount	% of Total	Amount	% of Total

Net Revenues by Geographic Region
United States	$999,128	56%	$742,963	53%
International	780,620	44%	670,735	47%
Total net revenues	1,779,748	100%	1,413,698	100%

Change in Deferred Net Revenues
United States	$78,356		$97,770
International	45,842		49,158
Total changes in deferred net revenues	124,198		146,928

	Twelve Months Ended March 31, 2017		Twelve Months Ended March 31, 2016
	Amount	% of Total	Amount	% of Total

Net Revenues by Distribution Channel
Digital online	$921,734	52%	$697,658	49%
Physical retail and other	858,014	48%	716,040	51%
Total net revenues	1,779,748	100%	1,413,698	100%

Change in Deferred Net Revenues
Digital online	$159,528		$137,563
Physical retail and other	(35,330)		9,365
Total changes in deferred net revenues	124,198		146,928

	Twelve Months Ended March 31, 2017		Twelve Months Ended March 31, 2016
	Amount	% of Total	Amount	% of Total
Net Revenues by Platform Mix
Console	$1,440,724	81%	$1,167,623	83%
PC and other	339,024	19%	246,075	17%
Total net revenues	1,779,748	100%	1,413,698	100%

Change in Deferred Net Revenues
Console	$113,595		$12,687
PC and other	10,603		134,241
Total changes in deferred net revenues	124,198		146,928

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended March 31, 2017	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$571,556	$90,071	$116,922	$85,787	$22,120	$38,312
Net effect from deferral and related cost of goods sold	(164,429)		(67,678)	(47,535)	(3,072)
Stock-based compensation			(5,083)			(2,694)
Amortization of intangibles			(2,630)			(1,497)

Three Months Ended March 31, 2017	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net	Gain on long- term investments

As reported	$62,042	$36,421	$8,378	$(392)	$—
Stock-based compensation	(16,047)	(2,634)
Non-cash amortization of discount on Convertible Notes				3,351
Acquisition related expenses	(1,598)
Amortization of intangibles		(989)	(78)
Proceeds from sale of long-term investments

Three Months Ended March 31, 2016	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$377,206	$72,552	$71,352	$46,554	$18,999	$38,020
Net effect from deferral and related cost of goods sold	(34,694)		(9,601)	(10,682)	(3,370)	(2,566)
Stock-based compensation			(2,388)

Three Months Ended March 31, 2016	General and Administrative	Research and Development	Business Reorganization	Depreciation and Amortization	Interest and Other,net	Gain on long- term investments

As reported	$44,395	$33,308	$113	$7,338	$(6,257)	$2,683
Stock-based compensation	(8,998)	(1,900)
Non-cash amortization of discount on Convertible Notes					6,003
Impact of business reorganization			(113)
Proceeds from sale of long-term investments						(2,683)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Twelve Months Ended March 31, 2017	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$1,779,748	$330,782	$335,675	$255,914	$100,588	$285,453
Net effect from deferral and related cost of goods sold	124,198	—	(6,709)	2,536	8,167
Stock-based compensation			(21,056)			(9,963)
Amortization of intangibles			(2,630)			(1,497)

Twelve Months Ended March 31, 2017	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net	Gain on long- term investments

As reported	$211,409	$137,915	$30,707	$(15,690)	$1,350
Stock-based compensation	(42,908)	(7,952)
Non-cash amortization of discount on Convertible Notes				21,254
Acquisition related expenses	(1,916)
Amortization of intangibles		(989)	(78)
Proceeds from sale of long-term investments					(1,350)

Twelve Months Ended March 31, 2016	Net Revenues	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$1,413,698	$328,610	$223,512	$200,206	$61,545	$198,309
Net effect from deferral and related cost of goods sold	146,928		(1,237)	11,622	30,012	(9,425)
Stock-based compensation			(15,323)

Twelve Months Ended March 31, 2016	General and Administrative	Research and Development	Business Reorganization	Depreciation and Amortization	Interest and Other, net	Gain on long- term investments

As reported	$192,452	$119,807	$71,285	$28,800	$(30,205)	$2,683
Stock-based compensation	(40,323)	(4,926)
Non-cash amortization of discount on Convertible Notes					23,457
Impact of business reorganization	(1,228)		(71,285)
Proceeds from sale of long-term investments						(2,683)